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                                                                       EXHIBIT 5





                                 April 19, 1999


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Ladies and Gentlemen:

         I am Senior Vice President-Law of Vulcan Materials Company (the "Company") and have acted as counsel to the Company in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 ("Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the offer and sale by certain shareholders of the Company of up to 242,154 shares of the Company's common stock, par value $.01 per share (the "Common Stock").

         As counsel for the Company, I am generally familiar with the corporate affairs of the Company and its subsidiaries, as well as the form of the prospectus included in the Registration Statement. In furnishing this opinion, I have examined such corporate and other records as I have deemed necessary or appropriate to provide a basis for the opinion set forth below. In may examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as original documents, and conformity to original documents of all documents submitted to me as certified or photostatic copies.

         This opinion is given as of the date hereof and is based upon facts and conditions presently known and laws and regulations presently in effect.

         On the basis of the foregoing, I am of the opinion that, when the issuance of the Common Stock to the selling shareholders was duly authorized by appropriate corporation action of the Company and that the Common Stock, when sold as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and further consent to the use of my name under the heading "Legal Opinion Regarding the Shares" in the Registration Statement.

                                             Very truly yours,




                                             /s/ William F. Denson, III
WFDIII/amm                                   William F. Denson, III